Exhibit 99.1

BM Technologies, Inc., (f/k/a/ Megalith Financial Acquisition Corp.)

Completes Business Combination with BankMobile Technologies, Inc.

NEW YORK, NY, January 5, 2021 (GLOBE NEWSWIRE) – BM Technologies, Inc., f/k/a/ Megalith Financial Acquisition Corp. (the “Company”) (NYSE American: MFAC, MFAC.W, MFAC.U), today announced the completion of its previously announced business combination with BankMobile Technologies, Inc., a Pennsylvania corporation (“BankMobile”), pursuant to the Agreement and Plan of Merger, dated as of August 6, 2020, by and among the Company, MFAC Merger Sub Inc., a Pennsylvania corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), BankMobile, Customers Bank, a Pennsylvania state chartered bank and the sole stockholder of BankMobile (“Customers Bank”), and Customers Bancorp, Inc., a Pennsylvania corporation and the parent bank holding company for Customers Bank. the “Business Combination”)

As a result of the consummation of the Business Combination, (i) BankMobile merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned indirect subsidiary of the Company, and (ii) the Company’s name was changed from Megalith Financial Acquisition Corp. to BM Technologies, Inc. The Company expects that its common stock and public warrants will begin to trade on the NYSE American LLC under the ticker symbols ”BMTX and “BMTX.W,” respectively, on or about January 6, 2021.

Luvleen Sidhu, CEO of BM Technologies, Inc., said, “We are thrilled to be one of the first publicly traded neo banking fintechs and look forward to the opportunities ahead of us.”

About BM Technologies, Inc.

BM Technologies, Inc. is among the largest mobile-first banking platforms in the U.S., providing access to checking and savings accounts, personal loans and credit cards. BankMobile was named the “Most Innovative Bank” by LendIt Fintech in 2019, providing an alternative banking technology to the traditional model. It is focused on technology, innovation, easy-to-use products and education with the mission of being “customer-obsessed” and creating “customers for life.” The BankMobile platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks. Its efficient operating model enables partner banks to provide low-cost banking services to low/middle-income Americans who have been left behind by the high-fee model of “traditional” banks. Today, the BankMobile BaaS platform is provided to colleges and universities and currently serves over two million account-holders, and provides disbursement services at 722 campuses (covering one out of every three students in the U.S.).  BM Technologies, Inc. is a technology company and is not a bank and provides banking services through its partner banks.  More information can also be found at https://www.megalithfinancial.com/investor-relations.

Non-Solicitation

The disclosure herein is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the Securities and Exchange Commission (“SEC”), including our proxy statement/prospectus filed with the SEC on December 11, 2020, our Annual Report on Form 10-K for the year ended December 31, 2019, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contact

Luvleen Sidhu

Chief Executive Officer

lsidhu@bankmobile.com